SECOND AMENDMENT TO THE

MEDICAL STAFFING NETWORK HOLDINGS, INC.

2001 STOCK INCENTIVE PLAN

WHEREAS, Medical Staffing Network Holdings, Inc. (the “Company”) currently maintains and sponsors the Medical Staffing Network Holdings, Inc. 2001 Stock Incentive Plan (the “Plan”); and

WHEREAS, Section 15(a) of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time; and

WHEREAS, the Board has determined it to be in the best interests of the Company to amend the Plan as hereinafter set forth.

NOW, THEREFORE, pursuant to the authority reserved to the Board, the Plan is hereby amended as follows:

1.	Effective as of the date of approval by the Company’s shareholders owning a majority of the Company’s outstanding common stock, par value $.01 per share, Section 4(a) is amended by deleting it in its entirety and replacing it with the following:

a)	“Share Reserve. Subject to Section 9 hereof relating to adjustments, the total number of shares of Stock which may be granted pursuant to Awards hereunder shall not exceed, in the aggregate, 3,274,499 shares of Stock”.

2.	Except as modified by this Second Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 3rd day of June 2008, on behalf of the Board.

MEDICAL STAFFING NETWORK HOLDINGS, INC.

By:	/s/ Kevin S. Little
Kevin S. Little
President and Chief Financial Officer